Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-202463) of Vascular Biogenics Ltd. (the “Company”), of our report dated March 19, 2015, relating to the financial statements of the Company, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Tel-Aviv, Israel	Kesselman & Kesselman

March 19, 2015	Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited